As filed with the Securities and Exchange  Commission on February 6, 1997
                                                                       Reg. No.

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D. C.  20549
                                      __________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                    UNICOMP, INC.
                  (Exact name of registrant as specified in charter)


      COLORADO                                       84-1023666
(State of incorporation)                 (I.R.S. Employer Identification Number)

                            1850 Parkway Place, Suite 925
                               Marietta, Georgia  30067
                                    (770) 424-3684
                       (Address of principal executive offices)

                                    UNICOMP, INC.
                             1996 DIRECTOR INCENTIVE PLAN
                               (Full title of the plan)




             Steven A. Hafer                                            Copy to:
Chairman, President and Chief Executive Officer                     David F. Evans
               UniComp, Inc.                                      David K. Armstrong
        1850 Parkway Place, Suite 925                            Snell & Wilmer L.L.P.
          Marietta, Georgia  30067                             111 East Broadway, Suite 900
              (770) 424-3684                                   Salt Lake City, Utah  84111
(Name, address and telephone number, including area code,             (801) 237-1900
           of agent for service)



IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX: [X]

                                     CALCULATION OF REGISTRATION FEE

         ________________________________________________________________________________________________

           Title of                                 Proposed             Proposed
          Securities             Amount              Maximum              Maximum            Amount of
            to be                to be            Offering Price          Aggregate         Registration
          Registered           Registered(1)        Per Share(2)        Offering Price(2)       Fee
          ____________         _____________       _____________         _____________      _____________
           Common Stock
             $.01                  150,000            $  6.44            $  966,000            $ 293
           par value
         _________________________________________________________________________________________________

         (1)   This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the UniComp, Inc. 1996 Director Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

          (2)  Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to
               Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the representative bid and asked prices per share of Registrant's Common Stock, as quoted on a when-issued basis, on the NASDAQ National Market System on February 3, 1997.

                                    UNICOMP, INC.
                           FORM S-8 REGISTRATION STATEMENT
                  FOR THE UNICOMP, INC. 1996 DIRECTOR INCENTIVE PLAN

                                        PART I

                   INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering shares of common stock, $.01 par value ("Common Stock") of UniComp, Inc. (the "Company") in connection with the UniComp, Inc. 1996 Director Incentive Plan (the "Plan").

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to participants in accordance with Form S-8 and Securities Act Rule 428.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company are hereby incorporated by reference in this Registration Statement:

    (a) The Company's annual report on Form 10-K, for the fiscal year ended February 29, 1996.

    (b) The Company's quarterly reports on Form 10-Q for the fiscal quarters ended May 31, 1996, August 31, 1996, and November 30, 1996.

    (c) The Company's current report on Form 8-K filed with the Commission on April 16, 1996, as amended.

    (d) The description of the Company's Common Stock included in the Company's Registration Statement on Form S-18 (33-4906-D) as filed on April 15, 1986.

    (e)  All reports and other documents filed by the Company pursuant to
    Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes such statement. Any such document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Colorado law permits extensive indemnification of present and former directors, officers, employees or agents of a Colorado company, whether or not authority for such indemnification is contained in the indemnifying company's articles of incorporation or bylaws. Specific authority for indemnification of present and former directors and officers, under certain circumstances, is contained in paragraph 12 of the Registrant's Amended and Restated Bylaws (the "Bylaws"). Under Colorado law, for a company to provide indemnification, a disinterested majority of the company's board of directors, independent legal counsel, a court or the shareholders must find that the director, officer, employee or agent acted, or failed to act, in good faith and in a manner he or she reasonably believed, in the case of conduct in his or her official capacity with the company, was in the best interests of the company or, in all other cases, was at least not opposed to the company's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Statutory indemnification is permissive, except in the event of a successful defense, in which case, unless limited by the articles of incorporation, a director, officer, employee or agent must be indemnified against reasonable expenses incurred by him or her in connection therewith. Indemnification is permitted with respect to expenses, judgments, fines and amounts paid in settlement by such persons.

    The Registrant's Bylaws provide that the Registrant may indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), by reason of the fact that he or she is or was a director, officer, employee, fiduciary or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

    The Registrant's Bylaws also provide that the Registrant may indemnify a person who was or is made a party or is threatened to be made a party to any proceeding by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, fiduciary or agent of another corporation or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant. No indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant unless and only to the extent that the court in which the action is brought determines that in view of all the circumstances such person is fairly and reasonably entitled to indemnification for expenses which the court deems proper.

    The Registrant's Bylaws also provide that to the extent that an authorized representative of the Registrant who neither was nor is a director or officer of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding, he or she shall be indemnified by the Registrant for and against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Such an authorized representative may, at the discretion of the Registrant's Board of Directors, be indemnified by the Registrant in certain circumstances to the same extent he or she would have been had he or she been a director of officer of the Registrant.

    A determination of whether indemnification is proper shall be made by the Board of Directors by a majority vote of a quorum consisting of disinterested directors or, if such a quorum is not obtainable or, even if obtainable, as a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the Registrant's shareholders. The Registrant shall advance expenses (including attorneys' fees) upon receipt of an undertaking by or on behalf of the director to repay such amount unless it is determined that he or she is not entitled to be indemnified.

    In order to induce qualified and essential persons to serve as members of the Board of Directors or officers of the Registrant, the Registrant believes it is advantageous to enter into indemnification agreements. As such, the Registrant has entered into indemnification agreements with its officers and members of the Board of Directors.

ITEM 7.  EXEMPTION FROM REGISTRATION

         Not Applicable.

ITEM 8.  EXHIBITS

         Exhibit Index located at Page 8.

ITEM 9.  UNDERTAKINGS

            A.  The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the 1933 Act);

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on February 6, 1997.

                                           UNICOMP, INC.


                                           By /s/  Stephen A. Hafer
                                              -------------------------
                                              Chairman, President and
                                              Chief Executive Officer


     Each person whose individual signature appears below hereby authorizes and appoints Stephen A. Hafer and L. Allen Plunk, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the 1933 Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the 1933 Act, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on February 6, 1997.


           Signature                                     Title
          -----------                                   -------
    /s/ Stephen A. Hafer
  -------------------------        Chairman of the Board, President and Chief Executive
      Stephen A. Hafer             Officer (Principal Executive Officer)

    /s/ L. Allen Plunk
  -------------------------        Chief Financial Officer (Principal Financial and
      L. Allen Plunk               Accounting Officer)

    /s/ J. Patrick Henry
  -------------------------        Director
       J. Patrick Henry

    /s/ Nelson J. Millar
  -------------------------        Director
      Nelson J. Millar

    /s/ B. Michael Wilson
  -------------------------        Director
      B. Michael Wilson

    /s/ Thomas Zimmerer
  -------------------------        Director
       Thomas Zimmerer


                                       7

                                                        Reg. No.



                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549




                               ----------------

                                  EXHIBITS TO


                                   FORM S-8


                                  UNDER THE


                            SECURITIES ACT OF 1933

                               ----------------


                                UNICOMP, INC.

                (Exact Name of Issuer as Specified in Charter)


                                UNICOMP, INC.
                         1996 DIRECTOR INCENTIVE PLAN
                            (Full Titles of Plan)

                               INDEX TO EXHIBITS


   Exhibits                              Description
--------------------------------------------------------------------------------

 3.1 Certificate of Incorporation of the Registrant (previously filed with Form S-18, filed April 15, 1986 (Reg. No. 33-04906-D) and incorporated herein by reference)
 3.2 Amendment to Certificate of Incorporation changing the Registrant's name from Liberty Ventures, Ltd. to UniComp, Inc. (previously filed with Form S-18, filed April 15, 1986 (Reg. No. 33-04906-D) and incorporated herein by reference)
 3.3 Amended and Restated Bylaws of the Registrant (previously filed with Form S-1, filed September 18, 1996 (Reg. No. 333-12209) and incorporated herein by reference)
 5.1     Opinion of Snell & Wilmer L.L.P. as to legality of shares
10.1 Form of Indemnification Agreement to be used between the Registrant and members of the Board of Directors and executive officers of the Registrant (previously filed with Form S-1, filed September 18, 1996 (Reg . No. 333-12209) and incorporated herein by reference)
23.1     Consent of Independent Accountants
23.2     Consent of Snell & Wilmer L.L.P. (included in opinion filed as
         Exhibit 5.1)
24.1     Power of Attorney (contained on signature page)
99.1     UniComp, Inc. 1996 Director Incentive Plan (previously filed with
         Form S-1, filed September 18, 1996 (Reg. No. 333-12209) and incorporated herein by reference)


                                       9